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                                                                    EXHIBIT 23.4

                                                               February 18, 2000


Board of Directors
Piedmont Bancorp, Inc.
260 South Churton Street
Hillsborough, NC 27278


Members of the Board:

     We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Piedmont Bancorp, Inc., to be signed and dated the date of the Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of Financial Advisor to Piedmont", and to the inclusion of such opinion letter as Appendix B to the Proxy Statement/Prospectus that is a part of this Registration Statement.


                                        TRIDENT SECURITIES
                                        A Division of McDonald Investments, Inc.


                                        By /s/ John F. Schramm
                                           --------------------
                                           John F. Schramm
                                           Senior Vice President